                                                                                                                                                                EXHIBIT 16.1

KEMPISTY & COMPANY

CERTIFIED PUBLIC ACCOUNTANTS, P.C.

15 MAIDEN LANE – SUITE 1003 – NEW YORK, NY 10038 – TEL (212) 406-7CPA (7272) – FAX (212) 513-1930

February 11, 2010

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C.  20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated February 11, 2010 Brookmount Explorations, Inc. and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in item

4.01.

Very truly yours,

Kempisty & Company

Certified Public Accountants, P.C.